ANNEX C

THE CLASS A UNITS AND CLASS B UNITS OF GATEWAY ENERGY HOLDINGS LLC TO BE ACQUIRED PURSUANT TO THE TERMS OF THIS AGREEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  TRANSFER OF SUCH UNITS IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT AND THE LLC AGREEMENT (AS DEFINED BELOW).

SUBSCRIPTION, EXCHANGE AND VOTING AGREEMENT

AMONG

GATEWAY ENERGY HOLDINGS LLC,

GATEWAY ENERGY CORPORATION

AND

THE INVESTORS PARTY HERETO

July 23, 2013

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Table of Contents

1.       Definitions and Interpretation

1.1         Definitions

1.2         Interpretation

1.3         Incorporation by Reference

1.4         Headings

1.5         General Words

2.       Subscriptions and Exchanges; Closing

2.1         Subscriptions and Exchanges

2.2         Closing

2.3         Deliveries

3.       Voting Agreement and Irrevocable Proxy

4.       Representations and Warranties of Holdings

4.1         Organizational Matters

4.2         Authority

4.3         Class A Units and Class B Units Duly Authorized

4.4         Governmental Authorization

4.5         Non-Contravention

4.6         No General Solicitation

4.7         Capitalization

4.8         ERISA

5.       Representations and Warranties of Each Investor

5.1         Authority

5.2         Title

5.3         No Conflicts; Consents

5.4         No Reliance

5.5         Intent

5.6         No General Solicitation

5.7         Investor Status

6.       Agreements and Acknowledgements of Each Investor

6.1         Newly Formed Entity; Speculative Investment

6.2         Information Regarding Holdings

6.3         No Registration

6.4         Limitations on Disposition and Resale; Waiver

6.5         Economic Risk

7.       Term; Irrevocable Subscription and Cancellation

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8.       Waiver of Appraisal and Dissenters' Rights

9.       Conditions

10.    Survival

11.    Attorneys’ Fees

12.    Governing Law

13.    Assignment

14.    Counterparts

15.    Entire Agreement

16.    Further Assurances

17.    Notices

18.    Jurisdiction

19.    Specific Performance

20.    Reformation

SCHEDULES:

Schedule I       Exchange by the Investors

Schedule II     Capitalization of Holdings at Closing

EXHIBITS:

Exhibit A        Limited Liability Company Agreement of Holdings

Exhibit B         Signature Page to Limited Liability Company Agreement of Holdings

Exhibit C         Investor Questionnaire

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SUBSCRIPTION, EXCHANGE AND VOTING AGREEMENT

This Subscription, EXCHANGE AND VOTING Agreement (“Agreement”), dated as of July 23, 2013, is entered into among Gateway Energy Holdings LLC, a Delaware limited liability company (“Holdings”), Gateway Energy Corporation, a Delaware corporation (“Gateway”), and certain of the stockholders of Gateway signatory hereto (each an “Investor” and collectively, the “Investors”).  Each of the foregoing is hereafter referred to as a “Party,” and all of the foregoing are hereinafter referred to collectively as the “Parties.” Certain capitalized terms used herein are defined in Section 1  below.

RECITALS:

A.                Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Holdings, Gateway and Gateway Acquisition LLC, a Delaware Limited liability company and wholly owned subsidiary of Holdings (“Merger Sub”), Gateway will merge with and into Merger Sub, with Merger Sub surviving the Merger (as defined in the Merger Agreement) and remaining a wholly-owned subsidiary of Holdings as a result of such Merger; and

B.                 The Investors have agreed (i) to acquire Class A Units of Holdings in exchange for a per unit purchase price of $0.0175 in order to fund a portion of the cash merger consideration payable in connection with the Merger and (ii) to acquire Class B Units of Holdings in exchange for the cancellation in the Merger of the Investors’ shares of Gateway Stock, in each case, immediately prior to the Effective Time.  In the Merger, stockholders of Gateway, other than the Investors, will receive cash, and only cash, for their shares of Gateway Stock.

AGREEMENT:

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows.

1.                  Definitions and Interpretation

.

1.1              Definitions

.  In this Agreement, the following words and expressions have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust.  For the purposes of this Agreement, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Agreement” has the meaning set forth in the Introduction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, from time to time, and the Regulations promulgated and rulings issued thereunder.

“Closing” has the meaning set forth in Section 2.2.

“Effective Time” means the effective time of the Merger.

“ERISA” has the meaning set forth in Section 4.8.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Gateway” has the meaning set forth in the Introduction.

“Gateway Stock” means the common stock of Gateway, par value $0.01 per share.

“Holdings” has the meaning set forth in the Introduction to this Agreement.

“Holdings Securities” means the Class A Units and Class B Units to be issued by Holdings to the Investors pursuant to Section 2.1.

“Investor” and “Investors” have the meaning set forth in the Introduction to this Agreement.

“Investor Questionnaire” has the meaning set forth in Section 5.7.

“Laws” means, collectively, all federal, state, local, international and foreign statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing).

“LLC Agreement” means the Limited Liability Company Agreement of Gateway Energy Holdings LLC to be effective as of the Effective Time, a copy of which is attached hereto as Exhibit A.

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“Merger” means the merger of Gateway with and into Merger Sub pursuant to the Merger Agreement.

“Merger Agreement” has the meaning set forth in Clause A of the Recitals of this Agreement.

“Merger Sub” has the meaning set forth in Clause A of the Recitals of this Agreement.

“Party” and “Parties” have the meaning set forth in the Introduction to this Agreement.

“Person” means any natural person, corporation, limited liability company, partnership, limited partnership, joint venture, association, trust or unincorporated organization, governmental authority or any other legal entity.

“Representative” means, with respect to any Person, any officer, director, agent, attorney or other representative of such Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Class A Units” means the Class A Units of Holdings as described in the LLC Agreement.

“Class B Units” means the Class B Units of Holdings as described in the LLC Agreement.

“Similar Laws” has the meaning set forth in Section 4.8.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity of which such Person (i) owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity or (ii) has any arrangement, understanding or agreements entitling such Person to vote as a general partner or for the election of a majority of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

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1.2              Interpretation

.  In this Agreement, reference to:

(a)                a Section, Schedule or Exhibit is a reference to a Section, Schedule or Exhibit to this Agreement;

(b)               any gender includes a reference to the other genders and a reference to the singular includes the plural and vice versa, unless the context requires otherwise; and

(c)                any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time.

1.3              Incorporation by Reference

.  The Schedules and Exhibits form part of this Agreement and shall be interpreted and construed as though they were set out in full in this Agreement.

1.4              Headings

.  The headings to the Sections, Schedules, Exhibits and any sections or paragraphs of the Schedules or Exhibits are for convenience only and shall not affect the interpretation or construction of this Agreement.

1.5              General Words

.  General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.                  Subscriptions and Exchanges; Closing

.

2.1              Subscriptions and Exchanges

.  On the terms and conditions set forth herein, at the Closing, Holdings and each Investor agree as follows:

(a)                Each Investor (i) shall subscribe in cash for the number of Class A Units, if any, set forth opposite the name of such Investor in Column I on Schedule I, at a price of $0.0175 per Class A Unit for the total purchase price set forth opposite the name of such Investor in Column II on Schedule I, and each such Investor agrees to accept such Class A Units, and (ii) hereby agrees to the cancellation in the Merger of the number of shares of Gateway Stock set forth opposite the name of such Investor in Column IV on Schedule I in exchange for the issuance to such Investor of the number of Class B Units set forth opposite the name of such Investor in Column III on Schedule I, and each Investor agrees to accept such Class B Units; and

(b)               Holdings shall issue to each Investor, as identified on Schedule I, and each Investor agrees to accept, (i) the number of Class A Units, if any, set forth opposite the name of such Investor in Column I on Schedule I, in exchange for the payment of the subscription for such units as provided in Section 2.1(a) and (ii) the number of Class B Units set forth opposite the name of such Investor in Column III on Schedule I in exchange cancellation of shares of Gateway Stock as provided in Section 2.1(a).

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2.2              Closing

.  The closing of the transactions described in Section 2.1  (the “Closing”) shall occur immediately prior to the Effective Time.  The Closing shall take place at the offices of Porter Hedges LLP located at 1000 Main Street, 36th Floor, Houston, Texas 77002, or such other place as determined by the Parties.

2.3              Deliveries

.  At the Closing, in addition to any other documents to be delivered under any other provision of this Agreement, the following deliveries shall be made:

(a)                Each Investor, if applicable, shall deliver to Holdings, by wire transfer of immediately available funds to such bank account as is specified by Holdings, cash in respect of the Class A Units subscribed for by such Investor at the Closing pursuant to Section 2.1(a);

(b)               With respect to all shares of Gateway Stock held of record by an Investor, such Investor shall deliver to Holdings certificates accompanied by a duly executed stock transfer form (or an affidavit of lost certificates with respect to such certificates) representing such shares of Gateway Stock;

(c)                Each Investor shall deliver a signature page (together with a spousal consent, as applicable) to the LLC Agreement in the form attached hereto as Exhibit B; and

(d)               Each Investor shall deliver a signature page to the Investor Questionnaire in the form attached hereto as Exhibit C.

3.                  Voting Agreement and Irrevocable Proxy

.  On the terms and conditions set forth herein, each Investor agrees with both Holdings and Gateway as follows:

3.1       Such Investor agrees during the term of this Agreement to vote its shares of Gateway Stock as set forth opposite the name of such Investor in Column IV on Schedule I, and to cause any holder of record of its shares of Gateway Stock to vote (or execute a written consent or consents if stockholders of Gateway are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Gateway): (i) in favor of the adoption and approval of the Merger Agreement and all of the transactions contemplated by the Merger Agreement at every meeting (or in connection with any action by written consent) of the stockholders of Gateway at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Gateway under the Merger Agreement or of such Investor under this Agreement and (2) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Holding’s, Gateway's or Merger Sub's conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of Gateway (including any amendments to Gateway’s charter or by-laws).

3.2       Such Investor hereby appoints Holdings and any designee of Holdings, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to its shares of Gateway Stock in accordance with Section 3.1. This proxy and power of attorney is given to secure the performance of the duties of such Investor under this Agreement. Such Investor shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Investor shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Investor with respect to its shares of Gateway Stock. The power of attorney granted by such Investor herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Investor. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

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3.3       Such Investor makes no agreement or understanding in this Agreement in such Investor’s capacity as a director or officer of Gateway or any of its subsidiaries (if such Investor holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Investor in their capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit or restrict such Investor from exercising such Investor’s fiduciary duties as an officer or director to Gateway or its stockholders.

3.4       At all times during the term of this Agreement, such Investor shall not Transfer its shares of Gateway Stock as set forth opposite the name of such Investor in Column IV on Schedule I.

4.                  Representations and Warranties of Holdings

.  Holdings hereby represents and warrants to each Investor as follows:

4.1              Organizational Matters

.  Holdings is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

4.2              Authority

.  Holdings has the requisite limited liability company power and authority to enter into and deliver this Agreement, perform its obligations hereunder, and consummate the transactions contemplated hereby.  Holdings has duly executed and delivered this Agreement.  This Agreement is a valid, legal, and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at Law or in equity).

4.3              Class A Units and Class B Units Duly Authorized

.  All of the Class A Units, if any, and Class B Units to be issued to such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and shall be free and clear of any Liens, other than Liens (if any) created (i) pursuant to this Agreement or the LLC Agreement, (ii) by or through such Investor or any of such Investor’s Representatives, or (iii) under or pursuant to applicable federal or state securities Laws.

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4.4              Governmental Authorization

.  The execution, delivery, and performance by Holdings of this Agreement, and the consummation by Holdings of the transactions contemplated hereby, will not require any consent, approval, action, order, authorization, or permit of, or registration or filing with, any governmental entity, other than (a) such as may be required under any applicable state securities Laws, (b) notice filings under applicable federal securities Laws, and (c) other consents, approvals, actions, orders, authorizations, registrations, declarations, filings, and permits that, if not obtained or made, would not have a material adverse effect on Holdings or the ability of Holdings to consummate the transactions contemplated by this Agreement.

4.5              Non-Contravention

.  The execution, delivery and performance by Holdings of this Agreement do not (a) contravene or conflict with its Certificate of Formation, (b) assuming the truthfulness of the representations of the other Parties hereto, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Holdings or by which any of its properties is bound or affected, or (c) constitute a default under (or an event that with notice or lapse of time or both could reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation, or acceleration under any agreement (including, without limitation, any financing agreement, contract, note, bond, mortgage, lease, permit, or other similar authorization or joint venture agreement, or other instrument binding upon Holdings), other than, in the case of clauses (b) and (c) any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdings or on the ability of Holdings to consummate the transactions contemplated by this Agreement.

4.6              No General Solicitation

.  Holdings has not conducted any general solicitation or general advertisement in connection with the Holdings Securities to be issued pursuant hereto.

4.7              Capitalization

.

(a)                The capitalization of Holdings, after consummation of the transactions contemplated by this Agreement (including the Merger) is as set forth on Schedule II attached hereto.

(b)               Except for the rights and obligations of the Parties under this Agreement and the LLC Agreement, there are no rights, agreements, or binding commitments relating to the Holdings Securities to which Holdings is a party, or by which it is bound, obligating Holdings to issue, sell, repurchase, redeem or otherwise acquire any Holdings Securities.

4.8              ERISA

.  Holdings is not, and Holdings will not become (i) an “employee benefit plan” (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account or other arrangement, (iii) a plan, individual retirement account or other arrangement that is subject to the provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA and the Code (such laws, collectively, “Similar Laws”) or (iv) an entity whose underlying assets are considered to include the assets of any such plan, account or arrangement described in (i), (ii) or (iii) or (B) the purchase and holding of Gateway, or interest therein, will not constitute or result in a non-exempt prohibited transaction under Section 406, 407 and 408 of ERISA and/or Section 4975 of the Code by reason of an applicable statutory or administrative exemption and will not violate any Similar Laws.

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5.                  Representations and Warranties of Each Investor

.  Each Investor hereby severally, and not jointly, represents and warrants to both Holdings and Gateway as follows:

5.1              Authority

.  To the extent such Investor is an entity and not a natural person, such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Such Investor has the requisite power and authority, and, if such Investor is a natural person, the legal capacity, to enter into and deliver this Agreement, perform such Investor’s obligations herein, and consummate the transactions contemplated hereby.  Such Investor has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform such Investor’s respective obligations herein and to consummate the transactions contemplated hereby.  This Agreement is a valid, legal, and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at Law or in equity).

5.2              Title

.  Such Investor owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the shares of Gateway Stock set forth opposite the name of such Investor in Column IV on Schedule I free and clear of all Liens other than restrictions on transfer pursuant to applicable securities Laws, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Investor is a party relating to the pledge, disposition or voting of any of such shares of Gateway Stock and there are no voting trusts or voting agreements with respect to such shares of Gateway Stock.  Such Investor does not beneficially own any shares of Gateway Stock other than the shares of Gateway Stock set forth opposite the name of such Investor in Column IV on Schedule I.

5.3              No Conflicts; Consents

.  None of the execution and delivery of this Agreement by such Investor, the consummation by such Investor of the transactions contemplated hereby or compliance by such Investor with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such Investor or to such Investor’s property or assets.  No consent, approval or authorization of, or designation, declaration or filing with, any governmental entity or other Person on the part of such Investor is required in connection with the valid execution and delivery of this Agreement.

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5.4              No Reliance

.  Such Investor has not looked to, or relied in any manner upon, Holdings or any of its Affiliates, directors, officers, employees, or other Representatives for advice about tax, financial, or legal consequences of making an investment in the Holdings Securities, and none of Holdings or any of Holdings’ Affiliates, directors, officers, employees, or other Representatives has made or is making any representations to any Investor about, or guaranties of, tax, financial, or legal outcomes of making an investment in the Holdings Securities.  Such Investor has been advised to obtain legal counsel with respect to such Investor’s acquisition of the Holdings Securities.

5.5              Intent

.  Such Investor is acquiring Holdings Securities for such Investor’s own account, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution within the meaning of the Securities Act.  Such Investor has not entered into any written or oral agreement to sell, transfer, or otherwise dispose of the Holdings Securities.  Such Investor has not borrowed such Investor’s investment, or any portion thereof, from Holdings or any other investors in Holdings.

5.6              No General Solicitation

.  Such Investor has not received any general solicitation or general advertisement in connection with the transactions contemplated hereby or any other investment in Holdings. Such Investor has not received any other representations or warranties from Holdings or any other Person acting on behalf of Holdings with respect to the subject matter hereof, other than those contained in this Agreement.

5.7              Investor Status

.  Such Investor (i) is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and (ii) has such knowledge and experience in financial, tax and business matters as to enable such Investor to evaluate the merits of such Investor’s investment in Holdings and to make an informed investment decision with respect hereto.  In connection with the execution of this Agreement, such Investor has completed and delivered to Holdings a duly executed investor questionnaire substantially in the form attached hereto as Exhibit C (the “Investor Questionnaire”) indicating, among other things, that such Investor satisfies one of the categories of “accredited investors” set forth therein.

6.                  Agreements and Acknowledgements of Each Investor

.  Each Investor hereby agrees and acknowledges, with respect to itself only and not with respect to any other Investor, to Holdings as follows:

6.1              Newly Formed Entity; Speculative Investment

.  Such Investor recognizes that Holdings was only recently formed for the purposes of (i) consummating the Merger and the other transactions contemplated by this Agreement, and (ii) indirectly, as the parent holding company, continuing the business of Gateway and its Subsidiaries, subject to any future changes in the business and organization determined by Holdings to be in the best interest of Holdings and its members.  Accordingly, Holdings has no financial or operating history, and an investment in Holdings, including the investments to be made pursuant to this Agreement, is extremely speculative and involves a high degree of risk.

6.2              Information Regarding Holdings

.  Such Investor acknowledges that (a) Holdings has made available, a reasonable time prior to the date of this Agreement, information concerning Holdings sufficient for it to make an informed decision regarding an investment in Holdings and an opportunity to ask questions and receive answers concerning the Holdings Securities and all such questions have been answered to such Investor’s satisfaction and the determination of such Investor to acquire any Holdings Securities pursuant to this Agreement has been made by such Investor independent of any such answers given or other statements made by Holdings or any of Holdings’ Affiliates, or any of their respective offices, directors, employees, investors or other Representatives, (b) Holdings has made available, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that Holdings possesses or can acquire without unreasonable effort or expense deemed necessary by such Investor to verify the accuracy of the information provided, and has received all such additional information requested, and (c) except for information provided by Holdings to such Investor or contained or described in this Agreement, such Investor has not relied on Holdings or any of Holdings’ Affiliates, officers, employees, Representatives, or investors in connection with its investigation or the accuracy of the information provided in connection with making any investment decision.

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6.3              No Registration

.  Such Investor understands and agrees that the Holdings Securities are being, or will be, acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom.  Such Investor understands that the Holdings Securities have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to such Investor by Holdings.  No federal or state governmental agency has passed on or made any recommendation or endorsement of the Holdings Securities or an investment in Holdings.

6.4              Limitations on Disposition and Resale; Waiver

.  Such Investor understands and acknowledges that the Holdings Securities have not been registered under the Securities Act or the securities Laws of any state and, unless such shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities Laws of any state or foreign jurisdiction.  Such Investor understands that such Investor may not be able to liquidate such Investor’s investment in Holdings and agrees not to sell, transfer or otherwise dispose of any Holdings Securities, unless such securities have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state securities Laws.  Such Investor further acknowledges and agrees that its ability to dispose of any Holdings Securities will be subject to restrictions contained in the LLC Agreement.  Such Investor recognizes that there will not be any public trading market for the Holdings Securities and, as a result, such Investor may be unable to sell or dispose of such Investor’s interests in Holdings.  Such Investor further acknowledges and agrees that Holdings shall have no contractual obligation to register Holdings Securities.  Such Investor hereby waives and releases Holdings from any cause of action for breach of fiduciary duty on the part of Holdings that such Investor might claim as a result of such Investor being unable to sell or otherwise transfer such Investor’s Holdings Securities by reason of the restrictions set forth in the LLC Agreement or as a matter of applicable securities Laws, except to the extent relating to non-compliance by Holdings with the LLC Agreement.  Subject to the terms of the LLC Agreement, such Investor acknowledges that it may suffer dilution of such Investor’s interest as an Investor due to the sale of additional authorized equity securities of Holdings after the Closing.

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6.5              Economic Risk

.  Such Investor is able to bear the economic risk of its investment in the Holdings Securities for an indefinite period of time, and such Investor is aware that such Investor may lose the entire amount of such Investor’s investment in Holdings.

7.                  Term; Irrevocable Subscription and Cancellation

.  This Agreement shall terminate upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms.  Each of the Parties understands that the subscriptions and agreements contained in Section 2 and the other agreements contained in this Agreement are irrevocable, except as expressly provided herein or otherwise provided in any applicable federal or state Law governing this Agreement and the transactions contemplated herein.

8.                  Waiver of Appraisal and Dissenters' Rights

.  Each Investor hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Investor may have by virtue of ownership of any shares of Gateway Stock.

9.                  Conditions

.  The obligation of each Party to proceed with Closing is subject to the satisfaction of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party:

(a)                no order, preliminary or permanent injunction or other legal restraint issued by any governmental entity shall be in effect that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by Section 2 of this Agreement; and

(b)               the representations and warranties of Holdings set forth in Section 4 (in the case of the Investors) and the representations and warranties of the Investors set forth in Section 5 and Section 6 (in the case of Holdings and Gateway) shall be true and correct in all respects as of the date hereof and as of the date the Closing is to occur as though made on and as of such date, except for any such representations or warranties the failure of which to be true and correct would not have, and would not be reasonably likely to have, a material adverse effect upon the operations, assets, financial results or prospects of Holdings or Gateway or the consummation of the Merger.

10.              Survival

.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the Merger.

11.              Attorneys’ Fees

.  In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the Parties hereto, the prevailing Party or Parties, entitlement to recover reasonable attorneys’ fees and costs shall be as determined by a court or other adjudicator.

12.              Governing Law

.  This Agreement is governed by and shall be construed in accordance with the Laws of the State of Texas applicable to contracts made and to be performed entirely in such jurisdiction.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by Law.

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13.              Assignment

.  No Investor shall have the right or the power to assign or delegate any provision of this Agreement without the prior written consent of Holdings (which may be withheld in Holdings’ sole discretion); provided that in addition no Investor shall have the right or the power to assign or delegate any provision of Section 3 of this Agreement without the prior written consent of Gateway (which may be withheld in Gateway’s sole discretion).  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties’ respective successors, assigns, executors, and administrators.

14.              Counterparts

.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.  This Agreement may be executed and delivered by facsimile or other electronic signature (including portable document format (.pdf) or any similar or comparable format) by any Party hereto and such signature shall be deemed an original signature and binding for all purposes hereof.

15.              Entire Agreement

.  This Agreement, the Exhibits and Schedules hereto and the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and may be amended only in a writing executed by the Party to be bound thereby; provided that Holdings may without the consent, approval or agreement of any Investor or Gateway amend Schedules I and II  to reflect the addition of new Investors signatory hereto or a change in the subscription for Class A Units or Class B Units with respect to any Investor if and to the extent such change in subscription is agreed upon by both Holdings and such Investor.

16.              Further Assurances

.  Subject to the terms and conditions provided herein, each Party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

17.              Notices

.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the addresses (or at such other address for a Party as shall be specified by like notice) set forth on the signature page hereto with r1spect to such Party.

18.              Jurisdiction

.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the courts of the State of Texas, in Harris County, and the federal courts in Harris County, Texas.  Each of the Parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

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19.              Specific Performance

.  Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.

20.              Reformation

.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[The remainder of this page is blank; Signature page follows]

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IN WITNESS WHEREOF, the Parties have hereby executed this Agreement as of the date set forth above.

GATEWAY ENERGY HOLDINGS LLC

By:_________________________________

Name:   Frederick Pevow

Title:     Manager

Address: 1415 Louisiana Street, Suite 4100   Houston, Texas 77002

GATEWAY ENERGY CORPORATION

By:_________________________________

Name:   Frederick Pevow

Title:     President

Address: 1415 Louisiana Street, Suite 4100   Houston, Texas 77002

[Subscription, Exchange and Voting Agreement Signature Page 1 of 2]

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SIGNATURE PAGE

Attached to and made a part of the
SUBSCRIPTION, EXCHANGE AND VOTING AGREEMNT

IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the date first set forth above.

                                                                        INVESTOR:

By:

                                                                        Name:

                                                                        Title:

Address for Notice:

Facsimile:

Telephone:

[Subscription, Exchange and Voting Agreement Signature Page 2 of 2]

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SCHEDULE I

Exchange by Investors

Name	Column I Number of Class A Units to be Issued	Column II Amount of Capital Contribution for Class A Units	Column III Number of Class B Units to be Issued	Column IV No. of Shares of Gateway Stock to be Cancelled in Exchange for Class B Units

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SCHEDULE II

Capitalization of Holdings at Closing

Name of Member	Number of Class A Units	Number of Class B Units	Number of Class C Units	% of Capital Units

Total				100%

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EXHIBIT A

LIMITED LIABILITY COMPANY AGREEMENT OF HOLDINGS

See attached

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EXHIBIT B

SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT OF HOLDINGS

See attached

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SIGNATURE PAGE

Attached to and made a part of the
LIMITED LIABILITY COMPANY AGREEMENT

OF
GATEWAY ENERGY HOLDINGS LLC

IN WITNESS WHEREOF, the Members have entered into this Agreement effective as of the date first set forth above.

                                                                        MEMBER:

      By:

                                                                        Name:

                                                                        Title:

Address for Notice:

Facsimile:

Telephone:

GATEWAY ENERGY HOLDINGS LLC

Limited Liability Company Agreement

Signature Page

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SPOUSAL AGREEMENT

The spouse of the Member of Gateway Energy Holdings, LLC executing the foregoing Limited Liability Company Agreement of Gateway Energy Holdings, LLC (or the counterpart signature page above) is aware of, understands and consents to the provisions of the foregoing Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Membership Interests subject to the foregoing Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

Spouse’s Name:

GATEWAY ENERGY HOLDINGS LLC

Limited Liability Company Agreement

Spousal Agreement

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EXHIBIT C

INVESTOR QUESTIONNAIRE

See attached

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INVESTOR QUESTIONNAIRE

GATEWAY ENERGY HOLDINGS LLC

1.                  The undersigned represents and warrants that the undersigned comes within each category marked below, and that for any category marked, the undersigned has truthfully set forth the factual basis or reason that he comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL EXCEPT AS NECESSARY TO DOCUMENT COMPLIANCE WITH APPLICABLE LAW.  The undersigned agrees to furnish any additional information that Gateway Energy Holdings LLC (the “Company”), deems necessary in order to verify the answers set forth below.

___                  The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with spouse, presently exceeds $1,000,000.

Explanation.  “Net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the value of a person’s primary home) over total liabilities (excluding any mortgage on the primary home in an amount of up to the home’s fair market value, but including any mortgage amount in excess of the home’s fair market value).

___                  The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

___                  The undersigned is a director or executive officer of the Company.

___                  The undersigned is a bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors:

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                                    (describe entity)

___                  The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940:

                                    (describe entity)

___                  The undersigned is a corporation, Massachusetts or similar business trust, partnership, or organization described in Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring securities of the Company and with total assets in excess of $5,000,000:

                                    (describe entity)

___                  The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities in the Company, where the purchase is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) of the Securities Act.

___                  The undersigned is an entity of which all the entity owners are “accredited investors” within one or more of the above categories.  If relying upon this category alone, each equity owner must complete a separate copy of this Investor Questionnaire:

                                    (describe entity)

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT THE COMPANY WILL RELY ON THEM.

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21.  Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______                                  _______
Yes                                          No

ANSWER QUESTION 3 ONLY IF THE ANSWER TO QUESTION 2 WAS “NO.”

22.  Do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______                                  _______
Yes                                          No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

_________________________________________________________________________

_________________________________________________________________________

23.  Do you understand the nature of an investment in the Company and the risks associated with such an investment?

_______                                  _______
Yes                                          No

24.  Do you understand that there is no guarantee of any financial return on this investment and that you will be exposed to the risk of losing your entire investment?

_______                                  _______
Yes                                          No

25.  Do you understand that this investment is not liquid?

_______                                  _______
Yes                                          No

26.  Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

_______                                  _______
Yes                                          No

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27.  Do you have a “pre‑existing relationship” with the Company or any of the officers of the Company?

_______                                  _______
Yes                                          No

For purposes hereof, “pre‑existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.

If so, please name the individual or other person with whom you have a pre‑existing relationship and describe the relationship:

_____________________________________________________________________________

_____________________________________________________________________________

28.  Manner in which title to be held (check one):

___      Individual Ownership

___      Community Property

___      Joint Tenant with Right of Survivorship (both parties must sign)

___      Partnership

___      Tenants in Common

___      Corporation

___      Trust

___      Other

29.  State of residence (if an individual): ____________________________________

State where investment decision made (if any entity): ______________________

30.  Taxpayer I.D.: _____________________________

31.  Is the undersigned a broker or dealer in securities?

            ___       Yes      ___       No

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EXECUTED this __________ day of _______________, 2013.

                                                            Name of Investor:

                                                            Signature (if an individual): _________________________

                                                            Signature (if an entity):

                                                            By:      __________________________________

                                                            Name:  __________________________________

                                                            Title: